Intellicheck Announces Pricing of Public Offering of Common Stock

JERICHO, NEW YORK – August 4, 2017 – Intellicheck, Inc. (NYSE AMERICAN:IDN), an industry leader in delivering real-time threat identification and identification authentication that provides the antivirus to the epidemic of counterfeit IDs, announced today that it has priced an underwritten public offering of 3,625,000 shares of its common stock at a price to the public of $2.25 per share. Gross proceeds, before underwriting discounts and commissions and estimated offering costs, are expected to be $8,156,250.

Intellicheck, Inc. intends to use the net proceeds from the offering for general corporate purposes including product development in key markets, the integration of new features into existing products, and expansion of its sales force and engineering staff. Intellicheck, Inc. has granted the underwriters a 30-day option to purchase up to 543,750 additional shares of its common stock. The offering is expected to close on or about August 9, 2017, subject to satisfaction of customary closing conditions.

Oppenheimer & Co. Inc. is acting as the lead bookrunning manager for the offering. Northland Capital Markets is acting as a bookrunning manager for the offering.

The securities described above are being offered by Intellicheck, Inc. pursuant to a registration statement previously filed with, and declared effective by, the Securities and Exchange Commission (SEC). A final prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. When available, copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com; or from Northland Capital Markets, 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, Attention: Heidi Fletcher, by telephone at 800-851-2920, or by e-mail at hfletcher@northlandcapitalmarkets.com. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

##

Contact:

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck NYSE AMERICAN:IDN

Intellicheck is the industry leader in technology solutions that are the antivirus to the epidemic of counterfeit IDs providing real-time threat identification and identification authentication. Our technology solutions make it possible for our clients to enhance the safety and awareness of their facilities and people, improve customer service, and increase operational efficiencies. Founded in 1994, Intellicheck has grown to serve dozens of Fortune 500 companies including retail and financial industry clients, police departments, national defense clients at agencies, major seaports, and military bases, and diverse state and federal government agencies. The Company holds 25 patents including many patents pertaining to identification technology. For more information on Intellicheck, visit http://www.intellicheck.com/ and follow Intellicheck on Twitter @IntellicheckIDN, on Instagram @IntellicheckIDN, on LinkedIn https://www.linkedin.com/company/intellicheck-inc, on Facebook https://www.facebook.com/intellicheckidn/, on YouTube https://www.youtube.com/user/ICMOBIL, and read Intellicheck’s latest blog post at http://intellicheckidn.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Intellicheck, Inc.’s expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Intellicheck, Inc.’s business, including those described in the company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.